FOR IMMEDIATE RELEASE                        CONTACT: RUBENSTEIN ASSOCIATES, INC.
                                                                  ROBERT SOLOMON
                                                                  (212)-843-8050
LONE STAR STEAKHOUSE & SALOON, INC.                                 NASDAQ: STAR

WICHITA, KANSAS                                                SEPTEMBER 6, 2005

              LONE STAR STEAKHOUSE AND SALOON RAISES $1,853,423 IN
             YESTERDAY'S HURRICANE KATRINA DISASTER RELIEF EFFORT.

Jamie  Coulter,  CEO of Lone Star  Steakhouse  & Saloon,  Inc.  ("Lone  Star" or
"Company")  announced  today that the Company is donating  $1,853,423,  which is
100% of yesterday's  sales,  to the American Red Cross Disaster  Relief Fund for
2005 Hurricanes.

"Yesterday,  thousands of Americans in 39 states came to our  restaurants:  Lone
Star  Steakhouse  & Saloon,  Del Frisco's  Double Eagle Steak House,  Sullivan's
Steakhouse,  Texas Land & Cattle and Frankie's  Italian  Grille and joined us in saluting the American Spirit. We are proud of our guests,  our employees and our shareholders who combined to make this donation possible."

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and thirteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the company believes the assumptions  underlying the  forward-looking  statements  contained herein, including future operating performance,  comparable sales, the estimated
charitable   contribution  and  the  development  plans  of  the  Company,   are
reasonable, any of the assumptions could be inaccurate, and therefore, there can be no  assurance  that the  forward-looking  statements  contained  in the press release will prove to be accurate.